**STOCK PURCHASE AGREEMENT**

**By:**
**SOUTHERN DIAGNOSTICS, INC.**
**(Purchaser)**

**And**

**JEFF AND CONSTANCE REBARCAK**
**(Sellers)**

**And**

**NATIONWIDE DIAGNOSTIC SOLUTIONS, INC.**
**(Company)**

**May 25, 2005**

**TABLE OF CONTENTS**

**Page**

**TABLE OF CONTENTS**
(continued)

**Page**

THIS AMENDED AND RESTATED PURCHASE AGREEMENT ("Agreement") is made the ___ day of May, 2005, by and among Southern Diagnostics, Inc., a corporation organized under the laws of Alberta, Canada (the "Purchaser"), Jeff and Constance Rebarcak (the "Sellers"), and Nationwide Diagnostic Solutions, Inc., an Arizona corporation (the "Company").

## PREAMBLE

**WHEREAS,** the Company is in the diagnostic imaging business (the "Business").

**WHEREAS,** the Business of the Company was operated out of American Diagnostic Group, Inc. until September 2004 ("ADG").

**WHEREAS**, the Sellers are the sole shareholders of the Company.

**WHEREAS,** the Sellers desire to sell to the Purchaser and the Purchaser desires to purchase from the Sellers all of the outstanding capital stock of the Company on the terms and conditions contained herein.

**NOW THEREFORE** for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements herein contained, the parties do hereby mutually covenant and agree as follows:

## ARTICLE 1
## BASIC TRANSACTION

1.1 Purchase and Sale. Subject to and in accordance with the terms and conditions hereof, the Sellers covenant and agree to sell to the Purchaser and the Purchaser covenants and agrees to purchase from the Sellers all of the capital stock of the Company outstanding as of the date of this Agreement (the "Shares") for the Purchase Price.

1.2 Purchase Price. The purchase price is $700,000 (the "Purchase Price") payable in cash on the Closing Date.

1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Quarles & Brady Streich Lang LLP, Two North Central, Phoenix, AZ 85004 as soon as practicable, but no later than on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions hereby (the "Closing Date").

1.4 Accounts Receivable of the Company. The account receivable of the Company for services performed by the Company up to and including May 25, 2005 (the "Accounts Receivable") will be transferred from the Company to Sellers prior to the sale of the Shares to Purchaser. Purchaser acknowledges that the Accounts Receivable will be transferred from the Company to Sellers prior to Purchaser purchasing the Shares. All representations and warranties made by Sellers in Section 2.1 of this Agreement are qualified by the pre-Closing transfer of the Accounts Receivable to Sellers.

1.5 Terms. The terms upon which the Shares are offered are not related to the expected volume or value of referrals of diagnostic services that may occur as a result of the transactions contemplated in this Agreement and in no way is intended to require or encourage the referral of diagnostic services among or between the Sellers or the Purchaser.

## ARTICLE 2
## REPRESENTATIONS AND WARRANTIES OF THE SELLERS

2.1 Representations and Warranties of Sellers. The Sellers represent and warrant to the Purchaser as of the date of this Agreement, except as previously disclosed to Purchasers, that:

(a) The Company is a corporation validly existing and qualified to carry on its business as previously conducted under the laws of the State of Arizona.

(b) The Company's Articles of Incorporation and Bylaws and the financial statements of the Company and the financial statements of ADG relating to the Business for the past three years have been made available for inspection by the Purchaser and all such documents made available for inspection by the Purchaser were complete and up-to-date in all material respects.

(c) The Sellers are the sole owners of all of the outstanding Shares of the Company.

(d) The Shares are now and will be as at the Closing Date free and clear of all liens, charges, encumbrances and security interests whatsoever.

(e) No person, firm or corporation now has or at the Closing Date will have any agreement or option for the purchase from the Sellers of the Shares.

(f) There are no debts owing to the Company by the Sellers or by persons or companies not dealing at arm's length with the Company.

(g) The Company is not as of the date of this Agreement, nor will it be at the Closing Date, a party to any guarantee or other like commitment.

(h) Except as disclosed on Schedule 1 to this Agreement, the Company has not authorized nor will it authorize prior to the Closing Date any payment to managers, officers or employees of the Company except in the ordinary course of business and at regular rates of salary or other remuneration for same.

(i) The Company does not control, directly or indirectly any other limited liability company, corporation, association or other business organization.

(j) The Company is not now nor will it be at the Closing Date in default or breach of any material contracts, agreements, trust deeds, indentures or other instruments to which the Company is a party, and all such material contracts, agreements, trust deeds, indentures or other instruments are now and will be at the Closing Date in full force and effect.

(k) Except as disclosed on Schedule 1, the Company has not now nor will it have at the Closing Date made, authorized or entered into any commitment for any capital or other expenditure in excess of $10,000 in value, other than in the ordinary course of business.

(l) The Company is not now nor will it be at the Closing Date a party to any written employment or service agreement or any pension agreement or union agreement.

(m) There has been no material adverse change in the financial condition of the Company, except for changes in the ordinary course of business, which are expected to materially adversely affect the organization, assets or properties of the Company on an ongoing basis.

(n) The Agreement herein constitutes a valid and binding obligation of the Sellers and all transactions contemplated herein will not result in any violation of any of the terms and conditions of the Articles of Incorporation of the Company or of any indenture or other material agreement to which the Company or the Sellers are a party or by which the Company is bound and does not constitute a default thereunder.

(o) No distributions to shareholders of the Company have been paid or authorized or will be declared, paid or authorized after the date hereof and up to the Closing Date.

(p) The Company has elected to be characterized as a Subchapter S corporation under the Internal Revenue Code of 1986, as amended. As a result, the Sellers report all of the Company's income and expense on their individual income tax returns. All of the Company's income and expense prior to the Closing Date will be reported by the Sellers on their individual income tax returns.

(q) There are no outstanding loans or other amounts due by the Company to the Sellers in their capacity as shareholders of the Company.

(r) In making the representations in this Section 2.1, the Sellers have not knowingly made untrue statements or knowingly omitted any material fact.

The representations and warranties contained in this Section 2.1 will not survive the Closing.

## ARTICLE 3
## REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1 Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Sellers as of the date of this Agreement as follows:

(a) Organization of Purchaser. Purchaser is a corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b) Authorization of Transaction. The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, to the extent required by law or under the governing documents of Purchaser, the boards of directors of Purchaser have duly authorized the execution, delivery

and performance of this Agreement by Purchaser and no further action is required to be taken by the shareholders of Purchaser to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Purchaser is subject or any provision of their respective charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent or notice under any agreement, contract, lease, license, instrument or other arrangement to which Purchaser is a party or by which Purchaser is bound or to which the assets of Purchaser are subject. Purchaser does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

## ARTICLE 4
## CLOSING CONDITIONS

4.1 Conditions Precedent of Purchaser's Obligation to Close. The obligation of the Purchaser to consummate the transaction contemplated by this Agreement is subject to the following conditions precedent:

(a) the representations and warranties of the Sellers, set forth in Section 2.1 shall be true, complete and correct as at the Closing Date;

(b) the Sellers shall have made available to the Purchaser all books, accounts, records and other financial and accounting information relating to the Company and ADG in order to enable the Purchaser to make an examination of same;

(c) the Sellers shall have made available to counsel for the Purchaser all charter documents, other organizational records and all documents of title and related records of the Company in order to enable such counsel to make an examination of same;

(d) all necessary legal and contractual steps and proceedings to be taken by the Sellers shall have been taken to permit the sale of the Shares;

(e) Sellers shall have delivered a list of the Company's clients, which list is current through Closing Date;

(f) Craig Hamelink and Tom Bukacek shall have executed employment agreements with the Company in a form acceptable to Purchaser; and

(g) a stock certificate representing the Shares shall be delivered to Purchaser.

4.2 Conditions Precedent of Sellers' Obligation to Close. The obligation of the Sellers to consummate the transaction contemplated by this Agreement is subject to the following conditions precedent:

(a) the representations and warranties set forth in Section 3.1 shall be true and correct in all respects as of the Closing as if given on that date;

(b) Purchaser shall have performed and complied with all covenants through the Closing Date;

(c) no action, suit or proceeding shall be pending or threatened before any court or administrative agency that (i) would prevent the consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of such transactions to be reversed or disregarded following consummation;

(d) the Accounts Receivable of the Company shall have been transferred to Sellers; and

(e) Sellers shall have received the Purchase Price either by wire transfer or check.

## ARTICLE 5
## TERMINATION

5.1 Termination of Agreement. The parties may terminate this Agreement as provided below any time prior to Closing:

(a) Purchaser and Sellers may terminate this Agreement by mutual written agreement;

(b) Purchaser may terminate this Agreement if Sellers have materially breached any of their covenants contained in this Agreement and has not cured the breach within thirty (30) days following written notice thereof by Purchaser;

(c) Sellers may terminate this Agreement if Purchaser has materially breached any of its covenants contained in this Agreement and has not cured the breach within thirty (30) days following written notice thereof given by Purchaser; and

(d) by Purchaser or Sellers if the Closing has not occurred on or before May 30, 2005; provided, however, that a party shall have no right to terminate if the terminating party's failure to perform an obligation under this Agreement is the reason for the non-closing.

## ARTICLE 6
## POST-CLOSING COVENANTS

6.1 Availability. Jeff Rebarcak shall, for a period of thirty (30) days after the Closing Date, make himself available, on a limited basis, to Purchaser for the purpose of introducing Purchaser to the local business community.

6.2 Covenant Not to Compete. For a period of three years after the Closing Date, Sellers will not engage or invest in, own manage or operate any business whose products or activities directly compete with the products or activities currently conducted by the Company anywhere within the United States; provided that Sellers may purchase or otherwise acquire up to one percent of any class of securities of any enterprise if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Purchaser hereby acknowledges and agrees that the Seller's ownership of ADG will not violate the terms of this non-compete.

6.3 Cooperation with Collection of Accounts Receivable. The Company will, and Purchaser will cause the Company to, fully cooperate with Sellers in connection with Sellers' collection of the Accounts Receivable, which cooperation shall include, but is not limited to, (i) providing any acknowledgments, assignments or other written documentation requested by Sellers or third parties that establishes that the Accounts Receivable have been transferred to, and/or are payable to, Sellers, (ii) providing Sellers and Sellers' agents with access to Company and, to the extent permitted by law, patient records (the "Records") relating to the Accounts Receivable, (iii) executing any documentation necessary, including but not limited to, a business associate agreement, to allow Sellers to legally access such Records, and (iv) provision of any other documentation or assistance reasonably requested by Sellers in connection with the Accounts Receivable.

6.4 Payments of Accounts Receivable. To the extent that any payments on any Accounts Receivable are sent to the Company, the Company shall, and the Purchaser shall cause the Company to, immediately remit such payments to Sellers.

6.5 Notification to Payors. The Company shall, and the Purchaser shall cause the Company to, execute on Company letterhead a notice, in the form prepared by the Sellers, to each payor of the Accounts Receivable indicating the Payor, the amount of the Accounts Receivable payable by the payor, stating that the Accounts Receivable have been transferred to Sellers and that any payment of such Accounts Receivable must be remitted directly to Sellers. Such notice will be executed by the Company within three (3) business days of the date on which the Sellers or Sellers' agent presents the notice to the Company for signature and will be immediately returned in executed form to Sellers or Sellers' agent for mailing.

6.6 Indemnification for Certain Fees. To the extent that, post-Closing, the Company is required to pay either technicians or interpreting physicians fees for the performance or interpretation of diagnostic tests which tests were performed or read prior to the Closing Date, the Sellers will indemnify the Company in an amount equal to the fees so incurred.

## ARTICLE 7
## MISCELLANEOUS

7.1 Survival of Representations and Warranties. None of the representations and warranties contained in Section 2.1 of this Agreement will survive the Closing.

7.2 Further Assurances. The parties hereto and each of them do hereby covenant and agree to do such things and execute such further documents, agreements and assurances as may be

necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent.

7.3 Entire Agreement. This Agreement constitutes the entire agreements between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein.

7.4 Amendments. This Agreement may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto.

7.5 No Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other part or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

7.6 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

| | |
|---|---|
| If to Sellers: | Jeff and Constance Rebarcak<br>7053 East Berneil<br>Paradise Valley, AZ 85253<br>Telephone: (602) 295-9993<br>Fax: (480) 704-3390 |
| Copy to: | Quarles & Brady Streich Lang LLP<br>One Renaissance Square<br>Two North Central Avenue<br>Phoenix, AZ 85004<br>Attn: Roger Morris<br>Telephone: 602-229-5269<br>Fax: 602-420-5001 |
| If to Purchaser: | Southern Diagnostics, Inc.<br>5005 Elbow Drive S.W., #207<br>Calgary, AB T25 2T6<br>Attn: Michael Gelmon<br>Telephone: (403) 287-8803<br>Fax: (403) 287-8804 |

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

7.7 Time of Essence. Time shall be of the essence of this Agreement and of every part hereof.

7.8 Headings. The headings in this Agreement have been inserted for reference and as a matter of convenience only and in no way define, limit or enlarge the scope or meaning of this Agreement or any provisions hereof.

7.9 Singular, Plural and Gender. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same shall be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof and all covenants herein shall be construed to be joint and several when applicable to more than one party.

7.10 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. However, this Agreement may be assigned by Purchaser without the written consent of all parties.

7.11 Counterpart Execution. This Agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original, and such counterparts shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear date as of the date of this Agreement. This Agreement shall be considered properly executed by any party if executed and transmitted by facsimile to the other parties.

7.12 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

**IN WITNESS WHEREOF** the corporate parties have hereunto affixed their corporate seals duly attested to by the hands of their properly authorized officers in that behalf and the individual parties have executed this Agreement all on the day and year first above written.

**SOUTHERN DIAGNOSTICS, INC.**

By: ______________________________

Its: ______________________________

**SELLERS:**

______________________________

Jeff Rebarcak

______________________________

Constance Rebarcak

**NATIONWIDE DIAGNOSTIC SOLUTIONS, INC.**

By: ______________________________

Its: ______________________________

**SCHEDULE 1**

Prior to Closing, the following employees of the Company each received a bonus in an amount equal to such employee's base monthly salary:

1. Christy Hiniker
2. Marish Varley
3. Kelly Michaels
4. Amanda Karwal
5. Shannon Johnson
6. Irene Keinholz
7. Elaine Kinkade